UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2019

MGM Growth Properties LLC

MGM Growth Properties Operating Partnership LP

(Exact name of registrant as specified in its charter)

DELAWARE (MGM Growth Properties LLC)	001-37733	47-5513237
DELAWARE (MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, Suite #750, Las Vegas, NV 89135

(Address of principal executive offices – Zip Code)

(702) 669-1480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 7.01 under the heading “Preliminary Financial Information for the Three Months and Year Ended December 31, 2018” is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

Empire City Transaction

As previously disclosed, on May 28, 2018, MGM Growth Properties LLC (the “Company”) entered into a definitive agreement to acquire the real property associated with Empire City Casino’s race track and casino (“Empire City”) from MGM Resorts International (“MGM”) upon MGM’s acquisition of Empire City (the “Empire City Transaction”). On January 28, 2019, the Empire City Transaction was approved by the New York State Gaming Commission. Although MGM and the Company intend to consummate the Empire City Transaction on or about January 29, 2019, the transaction remains subject to the satisfaction of other closing conditions, and accordingly there can be no assurance that the transaction will be consummated on the anticipated schedule or at all.

Preliminary Financial Information for the Three Months and Year Ended December 31, 2018

On January 28, 2019, the Company commenced an underwritten follow-on public offering of 14,500,000 of its Class A shares representing limited liability company interests pursuant to a Registration Statement on Form S-3 filed by the Company on May 18, 2017 (the “Offering”). As part of the Offering, the Company also intends to grant the underwriters a 30-day overallotment option to purchase up to an additional 2,175,000 Class A shares.

As disclosed in the preliminary prospectus supplement for the Offering, based on currently available information, the Company estimates that its total revenues for the three months and year ended December 31, 2018 were between $275 million and $285 million and between $995 million and $1.01 billion, respectively, of which approximately 24% and 13%, respectively, were attributable to Northfield Park Associates LLC. The Company estimates that its income before income taxes for the three months and year ended December 31, 2018 were between $68 million and $73 million and between $253 million and $258 million, respectively.

The preliminary estimates presented above are the responsibility of management and have been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the three months and year ended December 31, 2018 and its actual results could be materially different from the Company’s estimates. In addition, Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to these preliminary estimates, and does not express an opinion or any other form of assurance with respect to these preliminary estimates presented above or their achievability. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the year ended December 31, 2018, the Company and its auditors may identify items that would require the Company to make material adjustments to the preliminary estimates presented above. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provide. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved in any future period.

Item 8.01.	Other Events.

In connection with the Offering, the Company disclosed certain information to prospective investors in a preliminary prospectus supplement dated January 28, 2019. The preliminary prospectus supplement disclosed certain information that supplements or updates certain prior disclosures of the Company. The Company is filing herewith such information, in the general form presented in the preliminary prospectus supplement, as Exhibit 99.1 to this Form 8-K, and such information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	Excerpts from preliminary prospectus supplement of MGM Growth Properties LLC, dated January 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

Date: January 28, 2019	By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Secretary

MGM Growth Properties Operating Partnership LP

Date: January 28, 2019	By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Secretary